Exhibit 99.1

RingCentral Announces Third Quarter 2017 Results

Software Subscriptions ARR surpasses half billion dollars

Software Subscriptions Revenue up 30%

RingCentral Office ARR up 37%

Belmont, Calif. – November 8, 2017 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications and collaboration solutions, today announced financial results for the third quarter ended September 30, 2017.

Third Quarter Financial Highlights

•	Total revenue grew 34% year-over-year to $129.8 million.

•	Software subscriptions revenue grew 30% year-over-year to $119.4 million.

•	Total annualized exit recurring software subscriptions (ARR) grew 32% year-over-year to $513.7 million.

•	RingCentral Office® annualized exit recurring software subscriptions (ARR) grew 37% year-over-year to $433.7 million.

•	GAAP software subscriptions gross margin was 80.8%, up 1.7 points year-over-year, while Non-GAAP software subscriptions gross margin was 81.8%, up 1.7 points year-over-year.

•	GAAP operating margin was (4.8%), up 2.5 points year-over-year, while Non-GAAP operating margin was 3.7%, up 1.4 points year-over-year.

•	Net monthly subscriptions dollar retention: RingCentral Office over 100% and overall subscriptions over 99%.

“We had an outstanding quarter led again by growth in our mid-market and enterprise business, as well as strong growth from our channel partners.” said Vlad Shmunis, RingCentral’s Chairman and CEO. “We are excited to cross the $500 million mark in Software Subscriptions ARR as we reach toward our $1 billion target. RingCentral is the clear market share leader in UCaaS and we continue to extend our lead.”

Financial Results for the Third Quarter 2017

•	Revenue and Gross Margin: Total revenue was $129.8 million for the third quarter of 2017, up from $96.8 million in the third quarter of 2016, representing 34% growth. Total gross margin was 76.3% for the third quarter of 2017, up 0.5% points compared to 75.8% in the third quarter of 2016.

As of January 1, 2017, RingCentral transitioned from an agency model to a direct phone sales model, under which RingCentral will be recognizing the full sale price and cost of the product instead of receiving a commission for phone sales. Adjusting for the new direct model on a comparable basis, total revenue grew 31% year over year and the total gross margin would have been 2.2% higher year over year.

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•	Net Income (Loss) Per Share: GAAP net loss per share was ($0.07) for the third quarter of 2017 compared with ($0.11) for the third quarter of 2016. Non-GAAP net income per diluted share was $0.06 for the third quarter of 2017, compared with $0.03 per diluted share for the third quarter of 2016.

•	Balance Sheet: Total cash and cash equivalents at the end of the third quarter of 2017 was $172.3 million, compared with $167.0 million at the end of the second quarter of 2017.

Recent Business Highlights

Industry	Awards

•	For the third consecutive year, Gartner recognized RingCentral as a Leader in the Magic Quadrant for Unified Communications as a Service (UCaaS), Worldwide. In this year’s Magic Quadrant, RingCentral continues to be positioned furthest to the right on completeness of vision.

•	Frost & Sullivan again named RingCentral 2017 Company of the Year in Hosted IP Telephony and UCaaS North America for its complete communications and collaboration capabilities and keen insight into the customer experience.

•	Aragon Research named RingCentral a leader in The Aragon Research Globe for Unified Communications and Collaboration, 2017, recognizing our flagship UCaaS solutions as well as our team messaging and collaboration platform, RingCentral GlipTM.

Innovation	Highlights

•	In October, RingCentral hosted our second annual user conference, ConnectCentral 2017. With triple the attendance of our first user conference, we brought together customers, prospects, channel partners and our open platform developers. At the conference, we showcased the latest RingCentral innovations highlighted below.

•	Introduced Quality of Services Analytics: new real-time analytics capabilities that empower administrators to gain deeper insight into the end-user experience and achieve faster time to resolution. With the new Quality of Service Analytics, administrators can measure quality of every leg of every call on a global basis, and access a comprehensive reporting dashboard that allows them to anticipate and diagnose voice quality of service in real time.

•	Enhanced RingCentral ecosystem including new integrations with Google G Suite, Amazon Alexa, and Slack. RingCentral’s integration with Amazon Alexa-powered devices will enable users to interface with RingCentral through voice commands. RingCentral for Gmail is an add-on that intuitively surfaces key contextual RingCentral capabilities within Gmail. RingCentral for Slack brings meetings and calling capabilities into the Slack messaging platform. In addition, we announced new AI and chatbot enhancements for Glip to better automate processes and enable seamless workflows.

•	Expansion of RingCentral’s Global Office™ solution in Latin America to include Peru, Brazil, and Argentina. By the end of 2017, the RingCentral Global Office footprint will extend to 37 countries and virtual numbers in over 80 countries.

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Conference Call Details:

•	What: RingCentral financial results for the third quarter of 2017 and outlook for the fourth quarter and full year of 2017.

•	When: Wednesday, November 8, 2017 at 2:00PM PT (5:00PM ET).

•	Dial in: To access the call in the United States, please dial (877) 705-6003, and for international callers dial (201) 493-6725. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).

•	Replay: A replay of the call will be available via telephone for seven days, following the completion of the call. To listen to the telephone replay in the U.S., please dial (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13672126.

About RingCentral

RingCentral, Inc. (NYSE:RNG) is a leading provider of global enterprise cloud communications and collaboration solutions. More flexible and cost-effective than legacy on-premises systems, RingCentral empowers today’s mobile and distributed workforce to communicate, collaborate, and connect from anywhere, on any device. RingCentral unifies voice, video, team messaging and collaboration, conferencing, online meetings, and integrated contact center solutions. RingCentral’s open platform integrates with leading business apps and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.

©2017 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Office, RingCentral Global Office, RingCentral Glip and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements,” including but not limited to, statements regarding our future, our GAAP and non-GAAP guidance, our strength in our mid-market and enterprise segments, our growth from our channel partners, our increasing market share, the expected demand for and benefits of our new product capabilities, the expansion of RingCentral Global Office and our anticipated success in the cloud communications and collaboration market. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with carriers and other resellers; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended June 30, 2017, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

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Non-GAAP Financial Measures

Our reported financial results include certain Non-GAAP financial measures, including Non-GAAP operating income (loss), Non-GAAP operating margin, Non-GAAP software subscriptions gross margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share. Non-GAAP operating income (loss) is defined as operating income (loss) excluding share-based compensation, amortization of acquisition intangibles, and acquisition related matters. Non-GAAP operating margin is defined as Non-GAAP operating income (loss) divided by total GAAP revenue. Non-GAAP software subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscription revenue. Non-GAAP net income (loss) is defined as net income (loss) excluding stock-based compensation, intercompany remeasurement gains or losses, acquisition related matters, amortization of acquisition intangibles, and the related income tax effect of these adjustments.

We have included Non-GAAP operating income (loss), Non-GAAP operating margin, Non-GAAP software subscriptions gross margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Non-GAAP operating income (loss), Non-GAAP operating margin, Non-GAAP software subscriptions gross margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share can provide a useful measure for period-to-period comparisons of our core business.

Although Non-GAAP operating income (loss), Non-GAAP operating margin, Non-GAAP software subscriptions gross margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures. Reconciliations of the Company’s historical non-GAAP financial measures and key metrics to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.

Other Measures

Our reported results also include our total annualized exit monthly recurring subscriptions, RingCentral Office® annualized exit monthly recurring subscriptions, and net monthly subscriptions dollar retention. We define our total annualized exit monthly recurring subscriptions as our total monthly recurring subscriptions multiplied by 12. Our total monthly recurring subscriptions equal the monthly value of all customer subscriptions in effect at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office® annualized exit monthly recurring subscriptions in the same manner as we calculate our total annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office® customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We define Dollar Net Change as the quotient of (i) the difference of our Monthly Recurring Subscriptions at the end of a period minus our Monthly Recurring Subscriptions at the beginning of a period minus our Monthly Recurring Subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our Average Monthly Recurring Subscriptions as the average of the Monthly Recurring Subscriptions at the beginning and end of the measurement period.

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Investor Relations Contact:

Paul Thomas, RingCentral

(650) 458-4462

Paul.Thomas@RingCentral.com

Media Contact:

Jennifer Caukin, RingCentral

650-561-6348

Jennifer.Caukin@ringcentral.com

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TABLE 1

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$172,306	$160,355
Accounts receivable, net	39,731	30,243
Prepaid expenses and other current assets	22,185	15,313

Total current assets	234,222	205,911
Property and equipment, net	41,638	31,994
Goodwill	9,393	9,393
Acquired intangibles, net	1,612	2,244
Other assets	2,575	3,087

Total assets	$289,440	$252,629

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,956	$7,810
Accrued liabilities	53,668	48,322
Current portion of capital lease obligation	—	181
Current portion of long-term debt	—	14,528
Deferred revenue	57,696	45,159

Total current liabilities	121,320	116,000
Long-term debt	—	312
Sales tax liability	2,767	3,077
Other long-term liabilities	3,409	3,199

Total liabilities	127,496	122,588
Commitments and contingencies (Note 8)
Stockholders’ equity
Common stock	8	7
Additional paid-in capital	418,588	366,800
Accumulated other comprehensive income	2,903	2,737
Accumulated deficit	(259,555)	(239,503)

Total stockholders’ equity	161,944	130,041

Total liabilities and stockholders’ equity	$289,440	$252,629

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TABLE 2

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues
Software subscriptions	$119,401	$91,853	$333,501	$257,898
Other	10,363	4,986	27,490	17,323

Total revenues	129,764	96,839	360,991	275,221

Cost of revenues
Software subscriptions	22,912	19,211	64,970	54,107
Other	7,872	4,244	22,681	13,452

Total cost of revenues	30,784	23,455	87,651	67,559
Gross profit	98,980	73,384	273,340	207,662
Operating expenses
Research and development	19,082	16,490	54,786	48,097
Sales and marketing	67,071	50,306	186,759	137,796
General and administrative	19,073	13,649	52,885	41,114

Total operating expenses	105,226	80,445	294,430	227,007

Loss from operations	(6,246)	(7,061)	(21,090)	(19,345)
Other income (expense), net
Interest expense	(6)	(176)	(94)	(585)
Other income (expense), net	613	(696)	1,313	(2,280)

Other income (expense), net	607	(872)	1,219	(2,865)

Loss before income taxes	(5,639)	(7,933)	(19,871)	(22,210)
Provision for income taxes	73	46	181	153

Net loss	$(5,712)	$(7,979)	$(20,052)	$(22,363)

Net loss per common share
Basic and diluted	$(0.07)	$(0.11)	$(0.26)	$(0.31)

Weighted-average number of shares used in computing net loss per share
Basic and diluted	76,915	73,285	75,815	72,669

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TABLE 3

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(20,052)	$(22,363)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,929	10,749
Share-based compensation	30,504	22,603
Foreign currency remeasurement (gain) loss	(700)	2,450
Provision for bad debt	1,508	458
Deferred income taxes	(18)	(4)
Other	123	464
Changes in assets and liabilities:
Accounts receivable	(10,996)	(4,878)
Prepaid expenses and other current assets	(6,872)	(2,434)
Other assets	1,419	201
Accounts payable	2,168	(2,470)
Accrued liabilities	9,426	13,737
Deferred revenue	12,537	6,080
Other liabilities	(100)	(2,157)

Net cash provided by operating activities	30,876	22,436

Cash flows from investing activities
Purchases of property and equipment	(15,886)	(9,634)
Capitalized internal-use software	(5,432)	(1,515)
Restricted investments	530	—

Net cash used in investing activities	(20,788)	(11,149)

Cash flows from financing activities
Proceeds from issuance of stock in connection with stock plans	19,685	8,268
Payment of holdback from Glip acquisition	—	(1,500)
Taxes paid related to net share settlement of equity awards	(2,125)	(131)
Repayment of debt	(14,840)	(2,813)
Repayment of capital lease obligations	(181)	(269)

Net cash provided by financing activities	2,539	3,555

Effect of exchange rate changes on cash and cash equivalents	(676)	(40)
Net increase in cash and cash equivalents	11,951	14,802
Cash and cash equivalents
Beginning of period	160,355	137,588

End of period	$172,306	$152,390

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TABLE 4

RINGCENTRAL, INC.

RECONCILIATION OF OPERATING INCOME (LOSS)

GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues
Software subscriptions	$119,401	$91,853	$333,501	$257,898
Other	10,363	4,986	27,490	17,323

Total revenues	129,764	96,839	360,991	275,221

Cost of revenues reconciliation
GAAP Software subscriptions cost of revenues	22,912	19,211	64,970	54,107
Stock-based compensation	(981)	(824)	(2,703)	(2,238)
Amortization of acquisition intangibles	(151)	(151)	(452)	(452)

Non-GAAP Software subscriptions cost of revenues	21,780	18,236	61,815	51,417

GAAP Other cost of revenues	7,872	4,244	22,681	13,452
Stock-based compensation	(45)	(35)	(118)	(86)

Non-GAAP Other cost of revenues	7,827	4,209	22,563	13,366

Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	81.8%	80.1%	81.5%	80.1%
Non-GAAP Other	24.5%	15.6%	17.9%	22.8%
Non-GAAP Gross profit	77.2%	76.8%	76.6%	76.5%
Operating expenses reconciliation
GAAP Research and development	19,082	16,490	54,786	48,097
Stock-based compensation	(2,598)	(1,996)	(6,799)	(5,491)
Acquisition related matters	—	(619)	(443)	(1,102)

Non-GAAP Research and development	16,484	13,875	47,544	41,504

As a % of total revenues non-GAAP	12.7%	14.3%	13.2%	15.1%
GAAP Sales and marketing	67,071	50,306	186,759	137,796
Stock-based compensation	(4,105)	(3,023)	(11,556)	(7,791)
Amortization of acquisition intangibles	—	(105)	(180)	(315)

Non-GAAP Sales and marketing	62,966	47,178	175,023	129,690

As a % of total revenues non-GAAP	48.5%	48.7%	48.5%	47.1%
GAAP General and administrative	19,073	13,649	52,885	41,114
Stock-based compensation	(3,213)	(2,511)	(9,328)	(6,997)
Acquisition related matters	—	—	—	(59)

Non-GAAP General and administrative	15,860	11,138	43,557	34,058

As a % of total revenues non-GAAP	12.2%	11.5%	12.1%	12.4%

Income (loss) from operations reconciliation
GAAP loss from operations	(6,246)	(7,061)	(21,090)	(19,345)
Stock-based compensation	10,942	8,389	30,504	22,603
Amortization of acquisition intangibles	151	256	632	767
Acquisition related matters	—	619	443	1,161

Non-GAAP Income from operations	$4,847	$2,203	$10,489	$5,186

Non-GAAP Operating margin	3.7%	2.3%	2.9%	1.9%

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TABLE 5

RINGCENTRAL, INC.

RECONCILIATION OF NET INCOME (LOSS)

GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Income (loss) reconciliation
GAAP Net loss	$(5,712)	$(7,979)	$(20,052)	$(22,363)
Stock-based compensation	10,942	8,389	30,504	22,603
Amortization of acquisition intangibles	151	256	632	767
Acquisition related matters	—	619	443	1,161
Intercompany remeasurement loss (gain)	(392)	745	(870)	2,341
Income tax expense effects *	—	—	—	—

Non-GAAP Net income	$4,989	$2,030	$10,657	$4,509

Basic and diluted net income (loss) per share
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income / (loss) per common share:
Weighted average number of shares used in computing net loss per share	76,915	73,285	75,815	72,669
Effect of dilutive securities	6,194	3,838	5,784	3,355

Non-GAAP weighted average shares used in computing non-GAAP net income per share	83,109	77,123	81,599	76,024

GAAP Net loss per share	$(0.07)	$(0.11)	$(0.26)	$(0.31)

Non-GAAP Net income per share	$0.06	$0.03	$0.13	$0.06

* The non-GAAP adjustments do not have an impact on our income tax provision due to our continued history of non-GAAP losses and full valuation allowance.

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